                                                                   EXHIBIT 10.98

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

This Loan and Security Agreement (this "Agreement"), effective 13 May, 1997 (the "Effective Date"), is by and between (a) Texas Instruments Singapore (Pte) Limited, a Singapore corporation having offices at 990 Bendemeer Road, Singapore 1233 ("TI"), and (b) Microelectronic Packaging, Inc., a California corporation having offices at 9350 Trade Place, San Diego, California 92126, United States of America ("MPI").

     WHEREAS, Microelectronic Packaging (Singapore) Pte Ltd., a subsidiary of MPI ("MPS"), has incurred certain debt obligations (the "Debt") pursuant to a Loan and Security Agreement, dated as of May 16, 1995, by and among TI, MPS and MPI, as amended, and certain other documents executed by MPS in connection therewith (the "Loan Documents"); and

     WHEREAS, MPI is purchasing the Debt of MPS from TI and, as consideration therefor, MPI and TI are entering into this Loan and Security Agreement pursuant to a Purchase and Sale Agreement, dated as of the date hereof, by and between MPI and TI (the "Purchase and Sale Agreement");

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   OBLIGATION OF TI

     In consideration of the obligations of MPI, set forth below, TI will loan
     to MPI US$     [**]      subject to interest, repayment terms and other
     conditions as set forth below. The date of the loan shall be 13 May, 1997. The proceeds of the loan shall be used by MPI solely for the purchase by MPI from TI of the Debt.

2.   DETAILS OF THE LOAN

     The loaned amount shall be set forth in a promissory note to be executed by MPI in favor of TI, which promissory note shall be subject to the terms and
     conditions hereof. MPI shall pay interest   [**]     per annum on the
     outstanding principal balance of the loan, such interest to be calculated and payable in the following manner:

          interest due for any period = outstanding principal for the period x
           [**]  x number of calendar days in that period divided by 365.

     Interest shall begin to accrue on May 17, 1997.

     The principal of the loan and accumulated interest shall be paid back in installments as set forth in Exhibit 1 attached hereto, MPI agrees to repay the principal of the loan and interest thereon as set forth above.

     MPI shall execute the aforementioned promissory note (the "Promissory Note") coincident with the execution of this Agreement in a form as set forth in Exhibit 2 attached hereto.

     As long as any balances are owed to TI for principal and accumulated interest under this Agreement, MPI shall not pay any cash dividends to its shareholders.

3.   LIEN

     MPI grants to TI a security interest in all right, title and interest that MPI has in the collateral previously granted to TI by MPS under the Loan Documents and that MPI is acquiring from TI pursuant to the Purchase and Sale Agreement as set forth on Exhibit 3 attached hereto (the "Collateral"). MPI shall execute any papers which are reasonably necessary, under the law, for TI to register, perfect under Singapore law and assert its lien on and security interest in the Collateral.

     MPI agrees that TI's security interest in the Collateral, if perfected, shall have priority over all other security interests in the Collateral and that the documents registering TI's security interest and agreements and promissory notes involving MPI will clearly indicate such priority.

4.   DEFAULT

     If MPI breaches this Agreement by failing to perform any duty or obligation set forth in Sections 1-3 of this Agreement, TI may give written notice thereof to MPI. If the breach is not cured to the reasonable satisfaction of TI within sixty (60) days after such notice; (ii) the Company commences any case with respect to itself before any court relating to bankruptcy, reorganization, liquidation, dissolution or winding-up (an "Insolvency Proceeding"), undertaken under U.S. federal, state or foreign laws; or
     (iii) any involuntary Insolvency Proceeding is commenced or filed against the Company, and such proceeding or petition shall not be dismissed within sixty (60) days after commencement or filing:

     (a) The Promissory Note shall then become due and the due date for the payment of unpaid principal and interest shall accelerate to the date which is thirty (30) days after the effective date of such notice; provided, however, that upon the occurrence of any event specified in
          --------
          (ii) or (iii) of this Section above (in the case of (iii) of this Section above, upon the expiration of the 60-day period mentioned therein), the Promissory Note shall automatically become due and payable without further act of TI; and/or

     (b) TI shall have the right to assert its lien in and to the Collateral, including any of MPI's rights to peacefully enter MPS' premises during normal working hours for the purpose of removal of any equipment underlying the Collateral and to subsequently productively use (or have used) such equipment for its benefit or to sell such equipment, any difference between the proceeds of such sale and amounts owed to TI by MPI to remain a continuing obligation of MPI; and/or

     (c) TI shall have the right to assert its lien in and to the Collateral by asserting MPI's right to take legal and equitable title to the equipment underlying the Collateral via MPI's exercise of its right to have MPS execute the appropriate documents vesting such title in MPI, and the execution by MPI of appropriate documents vesting such title in TI, in which event TI may, at its sole option and upon the execution of the parties of an appropriate equipment loan agreement, permit the equipment to remain on MPS premises to be used by MPS solely for the benefit of TI; and/or

     (d)  TI shall have any other remedy which is permitted at law or in equity.

5.   ACCELERATION OF PRINCIPAL REPAYMENT & ADJUSTMENT OF INTEREST

     MPI agrees that if MPI's remaining operations, including the operations of its subsidiaries, Microelectronic Packaging America and MPS, generate higher income levels than those reflected in Exhibit 4 attached hereto ("Exhibit 4") (reproduced from Exhibit 6 attached to Addendum Two to the Loan and Security Agreement, dated as of May 16, 1995, by and among TI, MPS and MPI ("Addendum Two")), then additional principal repayment(s) will be made against the latest principal due date. The additional principal repayment(s) will be 33-1/3% of the amount that each year's actual "Net Income" (as defined in Exhibit 4) for 1997, 1998 and 1999 exceeds the forecasted Net Income as shown on Exhibit 4. (E.g., if MPI's income from its remaining operations in 1997 exceeds forecast by US$500,000, MPI agrees to pay an additional principal amount of US$166,500 or 33-1/3% of the increased income.) All such accelerated principal repayment(s) will be made by MPI to TI within forty-five (45) days after the end of each year-end. Following such accelerated principal repayment(s), interest accrual amounts shall be appropriately reduced and confirmed by an amended schedule signed by both parties.

6.   OTHER TRADE CUSTOMER EQUIPMENT LOANS

     With respect to the repayment of remaining principal amounts due for the approximately $10.5 million in trade customer supplied equipment loans (referenced in Section 6 of Addendum Two), including the loan made pursuant to this Agreement, MPI agrees that, to the extent that MPI has control of repayment of such loans, no other trade customer lender will receive repayments of principal (measured as a cumulative repayment percent of balances outstanding at 31 December, 1996) at a rate faster than for the repayment of principal to TI under this Agreement ("Preferable Rate of Repayment"). MPI further agrees that, to the extent that any of MPI's affiliates, other than MPS as indicated below, has control of repayment of such loans, MPI will use its best efforts to ensure that no other trade customer lender will receive Preferable

     Rate of Repayment. TI acknowledges that if a receiver or other representative is appointed to exercise control over MPS, MPI may not be able to influence any Preferable Rate of Repayment made by MPS.

7.   APPLICABLE LAW

     This Agreement and all questions relating to its validity, interpretation, performance and enforcement will be governed by and construed in accordance with the laws of the State of California, United States of America, notwithstanding any conflict-of-law provisions to the contrary. The courts of California or the federal courts of the United States of America located in California will have jurisdiction over any and all disputes involving this Agreement. If the laws of the State of California or the laws of the Republic of Singapore prohibit loan interest in the amount set forth in
     Section 2 of this Agreement, that amount shall be amended to be the maximum allowed by such law.

8.   MISCELLANEOUS

     (a) This Agreement is the entire agreement between the parties hereto on the subject matter hereof. No other oral, written or other agreement or understanding shall have any affect or shall amend or modify this Agreement. Only a writing executed by both parties hereto after the execution of this Agreement shall be capable of amending this Agreement.

     (b) Written notice permitted or required by this Agreement shall be sent by or sent to the persons listed below and shall be effective (i) when delivered, if delivered by hand or (ii) three (3) days after acknowledgment of receipt, if mailed by registered mail, postage prepaid;

ON BEHALF OF TI                           ON BEHALF OF MPI

GENERAL MANAGER                           CHIEF FINANCIAL OFFICER
MOS MEMORY OPERATIONS                     MICROELECTRONIC PACKAGING, INC.
TEXAS INSTRUMENTS                         9350 TRADE PLACE
SINGAPORE (PTE) LIMITED                   SAN DIEGO, CALIFORNIA 92126
990 BENDEMEER ROAD                        UNITED STATES OF AMERICA
SINGAPORE 1233

     (c) Both parties hereto warrant that they are authorized to enter into this Agreement and to perform the acts required hereby.

     (d) MPI shall not assign its rights or delegate its duties hereunder without the prior, express written permission of TI, such permission to be executed by the same person executing this Agreement on behalf of TI or that person's successor.

     (e) Any waiver, express or implied, by TI of any breach by MPI of any provision of this Agreement shall not operate as a waiver of a later breach of the same or another provision.

     (f) The parties warrant that they will conform to all applicable laws and governmental provisions in performing this Agreement, including the applicable rules and regulations of the United States Department of Commerce regarding exports.

     (g) This Agreement and its terms and conditions, the fact of the lender/debtor relationship between the parties, and other TI information learned by MPI during the course of this Agreement which is indicated by TI to be confidential, proprietary, secret, restricted or the like shall be "Confidential Information." MPI and its employees and contractors shall not disclose Confidential Information to anyone other than MPI employees or contractors having a need to know, shall use Confidential Information only to perform this Agreement, and shall, in no event, use Confidential Information to the detriment of TI. The foregoing obligation of MPI shall extend to publicity and press releases. The foregoing restrictions shall not be applicable to any portion of Confidential Information which is in the public domain by other than the act of MPI, which was known to MPI at the time it received the Confidential Information from TI, or which is rightfully received by MPI from a third party. Notwithstanding the foregoing, if MPI is, as a publicly held entity, required to disclose the fact of the loan, or if a reasonably prudent publicly held entity would disclose the fact of the loan, or if disclosure of the Confidential Information is required by law, regulations, rule or order, subpoena, judicial order or similar order, such disclosure shall not violate this Section, PROVIDED HOWEVER, that such disclosure sets forth no more than is reasonably necessary therefor.

     (h) The failure of either party hereto to perform any obligation hereof which is proximately caused by an Act of God, Force Majeure or other event not within the reasonable expectation and control of the non-performing party, shall not be a breach hereof if performance of such obligation is expeditiously achieved following the cessation of the event or its effects. Failure of the non-performing party to notify the other party of the possible effects of an early occurring event which might have otherwise resulted in excusable non-performance shall constitute a breach hereof,

     (i) TI and MPI agree to execute and deliver, or cause to be executed and delivered, all such other instruments and take all such other actions as either party hereto may reasonably request from time to time before or after the Effective Date, and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties will cooperate fully with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement.

     (j) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all of the parties hereto.

     IN WITNESS WHEREOF, the parties to this Loan and Security Agreement have caused this Agreement to be duly executed and delivered as of the day and year first written above.



TEXAS INSTRUMENTS                     MICROELECTRONIC PACKAGING, INC.
SINGAPORE (PTE) LIMITED



BY: /s/ John Culbreth                 BY: /s/ Denis J. Trafecanty
    --------------------------            ------------------------------

BY (Printed): John Culbreth           BY (Printed): Denis J. Trafecanty
              ----------------           -------------------------------

TITLE: Finance Director               TITLE: Chief Financial Officer
       -----------------------        ----------------------------------

DATE:  May 16, 1997                   DATE:  May 13, 1997
       -----------------------        ----------------------------------


ACKNOWLEDGED AND AGREED:



MICROELECTRONIC PACKAGING (SINGAPORE) PTE LTD.


BY:      /s/ Pak Jee Fook
         -------------------

BY (Printed):   Pak Jee Fook
              --------------

TITLE:   Managing Director
         -------------------

DATE:    May 17, 1997
         -------------------

                                   EXHIBIT 1
                                   ---------

                        MICROELECTRONIC PACKAGING, INC.
                           QUARTERLY PAYMENT SCHEDULE

================================================================================
    Principal = [**]                                        All Amounts in U.S.$
Interest Rate = [**]        (for interest accrued beginning 17-May-1997)
--------------------------------------------------------------------------------

  Date    Days  Interest   Interest     Principal     Total           Ending
          O/S   Accrual    Payments      Payment      Payment         Balance
--------------------------------------------------------------------------------
13-May-97
16-Aug-97  95
16-Nov-97  92
16-Feb-98  92
16-May-98  89
16-Aug-98  92
16-Nov-98  92
16-Feb-99  92                               [**]
16-May-99  89
16-Aug-99  92
16-Nov-99  92
16-Feb-00  92
16-May-00  90
16-Aug-00  92
16-Nov-00  92
TOTALS
================================================================================

                                   EXHIBIT 2
                                   ---------

                            FORM OF PROMISSORY NOTE

          FOR VALUE RECEIVED, the undersigned promises to pay to TEXAS INSTRUMENTS SINGAPORE (PTE) LIMITED OR ORDER, at CITIBANK N.A., SHENTON WAY, SINGAPORE, or at such other place as TEXAS INSTRUMENTS SINGAPORE (PTE) LIMITED, the holder hereof, may designate in writing, the principal sum of
US$    [**]      with interest accrual beginning May 17, 1997 on the principal
computed at the rate of             [**]                       per annum.
Principal and interest hereunder shall be due and payable in full as set forth in Section 2 of a LOAN AND SECURITY AGREEMENT (the "Agreement") between holder and the undersigned. Prepayments may be made on all or any portion of the principal without premium or penalty.

          This Promissory Note is issued under the terms and conditions of the Agreement between the holder and the undersigned. The holder hereof and this Promissory Note are entitled to all of the benefits provided for in the Agreement, which is incorporated hereinto by reference.

          Upon any occurrence of breach or default set forth in the Agreement, the principal of this Promissory Note and interest then accrued thereon may, at the option of the holder, be declared due and payable in the manner, and with the effect, provided in the Agreement.

          The undersigned specifically waives presentment for payment, demand, notice of non-payment, protest and notice thereof, and, without further notice, hereby consents to renewals, rearrangements, extensions or partial payments either before or after maturity without prejudice to the holder thereof.

MICROELECTRONICS PACKAGING, INC.

BY:

BY (Printed):

TITLE:

DATE:



BPHPAI\JPS\0222330.03

                                   EXHIBIT 3
                                   ---------
                                   COLLATERAL

                                                                   ORIGINAL NBV*
                                                 QTY                 (US$'000)
                                                 ---                -----------
PRESS
-----
PRESS M/C (10 TON)                                8                     231.5
PRESS M/C (20 TON)                                2                      91.5
PRESS DIE (10 TON)                                1                       6.1
OPTIONAL ACCESSORIES
- HOPPER                                         10                       7.5
- FEEDER & FEED CUP                              13                       2.6
- VACUUM PAD                                     20                       4.1
- CHUTE                                           4                       1.5
AUTO DOUBLE LOADING M/C                           9                     266.3
AUTO EDGE LOADING M/C                             6                      99.3
VACUUM CLEANER                                    1                       6.5
DATA COLLECTION SYSTEM                            1                      34.4
                                                                        -----
                                                                        751.3
                                                                        -----
KILN
----
SINTERING KILN                                    2                     472.0

TUMBLING
---------------------
TUMBLING M/C (MANUAL)                             1                      23.0
TUMBLING M/C (SEMI-AUTO)                          1                      45.0
TUMBLING M/C (2ND, ULTRASONIC)                    1                      40.6
MEDIA RETURN SYSTEM                               1                       2.0
DRYER                                             1                       9.5
TUMBLING M/C CONTROL PANEL                        2                       9.2
CONE BARREL (LARGE)                               1                       2.9
CONE BARREL (SMALL)                               1                       1.9
                                                                        -----
                                                                        134.1
                                                                        -----
EPA
---
EPROM FURNACE                                     2                     110.9
EPA G/F RETURN SYSTEM                             1                      25.1
BELT CLEANING SYSTEM                              1                       4.3
CLEANING SYSTEM                                   1                       4.4
                                                                        -----
                                                                        144.7
                                                                        -----
SCREEN ROOM
-----------
STRETCHING M/C (TYPE 1)                           1                       5.1
STRETCHING M/C (TYPE 3)                           1                       9.8
AUTO EMULSION COATING M/C                         1                       5.0
SCREEN EXPOSURE M/C                               1                      13.4
HOT AIR BOX DRYER (HORIZONTAL)                    2                       1.9
BOX DRYER (PERPENDICULAR)                         1                       0.8
                                                                        -----
                                                                         36.0
                                                                        -----

                                                                   ORIGINAL NBV*
                                                QTY                  (US$'000)
                                                ---                -------------
PASTE ROOM
----------
VISCOMETER                                        1                       1.0
HOBART MIXER M/C                                  7                       7.0
N.C. DRYER                                        1                       3.8
VEHICLE FILTERING SYSTEM                          1                       1.3
JAR ROLLER                                        4                       5.6
                                                                      -------
                                                                         18.7
                                                                      -------
PRINTING
--------
PRINTER                                           6                     380.7
DRYER                                             6                     201.3
GLAZING FURNACE                                   3                     165.1
BELT CLEANING SYSTEM                              2                       8.5
UNLOAD M/C                                        6                      18.9
                                                                      -------
                                                                        775.0
                                                                      -------
CERDIP RELIABILITY
------------------
CENTRIFUGE TEST SYSTEM                            1                      38.7
FINE LEAK TESTER                                  1                      15.4
GROSS LEAK BUBBLE TESTER                          1                       3.6
GROSS LEAK PRESSURIZATION                         1                      34.7
He PRESSURIZATION SYSTEM                          1                      16.5
LIQUID THERMAL SHOCK TESTER                       1                      22.6
XRF-THICKNESS TESTER                              1                      41.2
SOLDER POT                                        1                       5.5
PARTICLE REMOVER                                  3                       3.1
SHOCK TESTING                                     1                      20.3
                                                                      -------
                                                                        201.6
                                                                      -------

     CERDIP EQUIP + CERDIP RELIABILITY                                2,533.4
     SPARE PART                                                          85.9
     CONSUMABLE                                                         515.3
     TRANSPORT                                                          365.5
                                                                      -------
          TOTAL                                                       3,500.0
                                                                      -------

---------------------

* Valued when equipment was originally acquired by Microelectronic Packaging (Singapore) Pte Ltd.

BPHPA1\JPS\0222330.03

       [**]
---------------------
                                   EXHIBIT 4
                                   ---------
                        MICROELECTRONIC PACKAGING, INC.
                             CONSOLIDATED PROFORMA

---------------------------------------------------------------------------------------------------------------------------------
                               Actual    Forecast
                               Q3 '96     Q4 '96     FY '96   Q1 '97    Q2 '97    Q3 '97    Q4 '97    FY '97    FY '98   FY '99
---------------------------------------------------------------------------------------------------------------------------------
SALES

  Direct Labor
  Direct Materials
  Variable Manufacturing
   Overhead

       Total Variable Cost

CONTRIBUTION MARGIN
  Percent of Sales
  Fixed Manufacturing
   Overhead

GROSS MARGIN
  Percent of Sales

  Variable Selling Expenses                                          [**]
  Direct Fixed Overhead
  Allocated Fixed Overhead

       Total Overhead

OPERATING PROFIT
  Percent of Sales
  Interest Expense
  Other

PRE-TAX PROFIT/(LOSS) FROM
 CONTINUING OPERATIONS
  Percent of Sales
  Restructuring Expenses (1)
  Write-Off's/ (Gain) on
   extinguish of debt
  Income Tax

NET INCOME

  Percent of Sales
==================================================================================================================================

(1) [**]